UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2007
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)		78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Tesoro Corporation (“Tesoro” or the “Company”) on January 29, 2007 issued a press release announcing financial results for its fourth quarter ended December 31, 2006. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information above is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in Item 2.02 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
Item 7.01 Regulation FD Disclosure.
On January 29, 2007, Tesoro issued a press release announcing that its Board of Directors has approved agreements for the Company to purchase the Los Angeles refinery (Wilmington), Wilmington Products Terminal, and approximately 250 Southern California Shell-branded retail sites from Shell Oil Products US. The purchase price of Shell’s assets will be $1,630 million, plus the value of petroleum inventory at the time of closing, which at current prices, would be $180 to $200 million. Tesoro also signed a long-term agreement allowing the Company to continue to operate the retail sites under the Shell brand. The transaction will require regulatory approval and is expected to be completed in the second quarter of 2007. The purchase will be paid for by using cash on-hand, which at year-end was approximately $1.0 billion and borrowings. The exact amount of both is yet to be determined. The executed purchase agreement for the Los Angeles refinery will be filed in a subsequent Current Report on Form 8-K. The above press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Tesoro also announced in a press release on January 29, 2007 announcing that its Board of Directors has approved an agreement for the Company to purchase 140 USA Petroleum retail sites located primarily in California, a terminal located in New Mexico and select sites in other states. The purchase price of the assets and the USA brand is $277 million, plus the value of inventory at the time of closing which is currently estimated to be $10 to $15 million. The transaction requires regulatory approval and is expected to be completed in the second quarter of 2007. The executed purchase agreement will be filed in a subsequent Current Report on Form 8-K. The above press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Tesoro has scheduled a conference call on January 29, 2007 to discuss the transactions. Additional information describing the transactions (the “Acquisitions Presentation”) will be presented by certain executives of Tesoro during the conference call. The Acquisitions Presentation will be available on the Company’s website at www.tsocorp.com at 9:00 a.m. CST on January 29, 2007. The Acquisitions Presentation is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.
The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.2 through 99.4, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
          (c)      Exhibits.

99.1	Press release announcing fourth quarter financial results issued on January 29, 2007 by Tesoro Corporation.
99.2	Press release announcing the purchase agreements with Shell Oil Products US issued on January 29, 2007 by Tesoro Corporation.
99.3	Press release announcing the purchase agreement with USA Petroleum issued on January 29, 2007 by Tesoro Corporation.
99.4	Acquisitions Presentation given on January 29, 2007 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 29, 2007

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release announcing fourth quarter financial results issued on January 29, 2007 by Tesoro Corporation.
99.2	Press release announcing the purchase agreements with Shell Oil Products US issued on January 29, 2007 by Tesoro Corporation.
99.3	Press release announcing the purchase agreement with USA Petroleum issued on January 29, 2007 by Tesoro Corporation.
99.4	Acquisitions Presentation given on January 29, 2007 by Tesoro Corporation.

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